UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[X]     Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[ ]     Definitive Information Statement


                         RUSHMORE FINANCIAL GROUP, INC.
                         ------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[ ]     Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.

        (3)     Filing Party:

        (4)     Date Filed: November 6, 2003


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         RUSHMORE FINANCIAL GROUP, INC.

                                    NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                  To be held on

                          Wednesday, December 17, 2003


         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of RUSHMORE FINANCIAL GROUP, INC., ("RFGI" or the "Company") will be held on Wednesday, December 17, 2003 at 9:00 a.m., local time, at the Galleria Westin Hotel, 13340 Dallas Parkway, Dallas, Texas 75240 for the following purposes:

         1) To elect two classes of three members of the Board of Directors to serve until the 2005 and 2006 annual meetings of shareholders or until their respective successors are duly elected and qualified;

         2) To ratify the appointment of KBA Group LLP as the Company's auditors;

         3) To amend the Company's Articles of Incorporation to increase the number of Authorized Shares to 50,000,000;

         4) To amend the Company's Articles of Incorporation to change the Name of the Company to: Rush Financial Technologies, Inc.;

         5) To ratify and approve the 2000 and 2002 Incentive Stock Option Plans previously approved by the Board of Directors;

         6) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

         Only holders of record of Common Stock of the Company on November 14, 2003 will be entitled to vote at the meeting. For a period of at least ten days prior to the meeting a complete list of shareholders entitled to vote at the meeting will be open to the examination of any stockholder during ordinary business hours at the Company's offices at One Galleria Tower, 13355 Noel Road, Suite 300, Dallas, Texas 75240.

                                   By Order of the Executive Committee




                                   D. M. Rusty Moore, Jr.
                                   Chairman and Chief Executive Officer



November 17, 2003



--------------------------------------------------------------------------------
You are cordially invited to attend the meeting in person. Even if you plan to be present at the meeting and vote your shares in person, please sign, date and mail the enclosed proxy promptly. If you do attend the meeting, you may choose at that time to vote in person or by your proxy.

                         RUSHMORE FINANCIAL GROUP, INC.

                           PRELIMINARY PROXY STATEMENT
                           -----------
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS


                          Wednesday, December 17, 2003



         The Board of Directors of Rushmore Financial Group, Inc. ("RFGI" or the "Company") furnishes this proxy statement in connection with a solicitation of proxies. The proxies solicited in connection with this proxy statement will be used at the annual meeting of shareholders of the Company to be held on Wednesday, December 17, 2003 at 9:00 a.m., local time, at the Galleria Westin Hotel, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as specified therein. If the enclosed form of proxy is executed and returned, it may be revoked by written notice to either of the persons named as a proxy or the Secretary of the Company at any time before it is exercised, by voting in person at the meeting or by giving a later proxy. This proxy statement and the enclosed forms of proxy are being mailed on or about November 17, 2003.

         The Company's principal executive office is located at One Galleria Tower, 13355 Noel Road, Suite 300, Dallas, Texas 75240, and its telephone number is 972-450-6000.

         At the close of business on, Friday, November 14, 2003 (the "Record Date"), the Company had outstanding and entitled to vote 9,960,396 shares of Common Stock, $.01 par value (the "Common Stock"). The holders of record of such shares on such date will be entitled to one vote at the annual meeting for each share held by them. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting will constitute a quorum for the vote of Common Stock.

         The Annual Report to shareholders for the year ended December 31, 2002, including financial statements, is enclosed with this proxy statement.



                            MATTERS TO BE ACTED UPON

         As of the date of this proxy statement, the Board of Directors of the Company knows of no other matters other than Proposals 1 through 5, described below, which are likely to be presented for consideration at the annual meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the meeting. Votes will be counted at the meeting by an election judge to be appointed by the Company prior to the meeting. An abstention or non-vote on a matter will not be counted for purposes of determining whether the required vote necessary to approve such matter was received.

Proposal 1 - Election of Directors

         At the annual meeting, the holders of Common Stock will be asked to elect two classes of three members of the Board of Directors. Directors will be elected by a plurality of votes.

Proposal 2 - Ratification of Appointment of Auditors

         At the annual meeting, the holders of Common Stock will be asked to ratify the Board of Directors appointment of KBA Group LLP as the Company's independent auditors for the year ending December 31, 2003 and December 31, 2002. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock present and voting at the annual meeting, is necessary to ratify such appointment. Accordingly, if a shareholder abstains from voting certain shares on the proposals or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, it will have no effect on the vote.

Proposal 3- Ratification to Increase the Number of Shares Authorized
            to 50,000,000

         At the annual meeting, the holders of Common Stock will be asked to approve an amendment to the Articles of Incorporation of the Company to Increase the Number of Shares Authorized to 50,000,000 shares.

Proposal 4 - Ratification of Name Change to Rush Financial Technologies, Inc.

         At the annual meeting, the holders of Common Stock will be asked to approve an amendment to the Articles of Incorporation to Change the Name of the Company to Rush Financial Technologies, Inc.

Proposal 5 - Ratification of 2000 Incentive Stock Option Plan and 2002 Incentive
             Stock Option Plan

         At the annual meeting, the holders of Common Stock will be asked to approve the 2000 Incentive Stock Option Plan and the 2002 Incentive Stock Option Plan.



                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the meeting, two classes of three directors are to be elected to hold office until the 2005 and 2006 annual meeting of shareholders or until their successors are elected and qualified. The Company's Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, equal or approximately equal in number, serving staggered three year terms, and that the number of directors constituting the Board of Directors shall be not less than three nor more than twenty-one, as established by resolution of the Board of Directors or by the vote of holders of at least 66 2/3% of the Common Stock. Following the annual meeting, the Board of Directors will consist of nine members, with three classes of equal or nearly equal membership.

         Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of the nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by management.

         The enclosed form of proxy provides a means for holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a holder of Common Stock does not specify otherwise, the shares represented by such shareholder's proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by management. The withholding of authority or abstention will have no effect upon the election of directors by holders of Common Stock because under Texas law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum, and the shares held by each holder of Common Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

         The Board of Directors recommends a vote FOR the six nominees to the Board of Directors identified below.


                                   MANAGEMENT


Directors, Director Nominees and Executive Officers

         The following table provides information as of the date of this document, with respect to each of the Company's directors continuing in office, nominees for director and executive officers, and certain key employees of the Company as well as their respective ages and positions are as follows:


                                                                                             Served as Executive
                                                                                             Officer, Director or
         Name                       Age              Position                                Key Employee Since
         ----                       ---              --------                                ------------------

DIRECTOR NOMINEES:
------------------

Class of Nominees with Terms Expiring in 2006

Stephen B. Watson (2),(3)           56               Director Nominee
Charles B. Brewer (3)               53               Director Nominee
D. M. (Rusty) Moore, Jr.  (1)       54               Chairman, Chief Executive Officer               1990
                                                        and President

Class of Nominees with Terms Expiring in 2005

Daniel "Bo" Ritz, Jr                42               Director                                        2002
Gayle C. Tinsley (1)                73               Director, Vice Chairman                         1998
James E. Keller (2),(3)             64               Director Nominee

DIRECTORS CONTINUING IN OFFICE:
-------------------------------

Class of Directors with Terms Expiring in 2004

David C. Demas                      35               Director                                        2000
Randy Rutledge (1), (2)             54               Director, Chief Financial Officer               2001
Ernest L. Laginess                  59               Director                                        2001

OTHER EXECUTIVE OFFICERS OR KEY EMPLOYEES:
------------------------------------------

Richard K. Rainbolt                 40               Director of Technology, RushGroup               1999
Bruce E. Zucker                     54               President, RushTrade Securities, Inc.           2003
Geoffrey St. Ledger                 35               RushTrade Back Office Manager  2002
Shawn McConnell                     30               Director of Marketing, RushTrade                2002
Jonathan Handy                      38               Chief Compliance/Risk Management Officer        2002
Danny Bordelon                      34               Senior Software Engineer, RushGroup             2000
Hailiang Fu                         49               Senior Software Engineer, RushGroup             2001


--------------------------------------------------------
(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee

         D. M. (Rusty) Moore, Jr., 54, is the primary founder and Chief Executive Officer of Rushmore Financial Group, Inc. and has been President since its formation in 1990. Mr. Moore is a 25-year veteran of the insurance and investment industry. He formerly served as Branch Manager, Regional Vice President, Senior Vice President and National Sales Director, and received numerous awards for outstanding sales management performance with Primerica
Financial Services, now a division of CitiGroup. He is a 1971 graduate from Southern Methodist University with a B.B.A. in Marketing.

         Gayle C. Tinsley, 73, has served as a Director since April 1998 and Vice Chairman, Chief Operations Officer and Executive Director of RushTrade until September 2001. He currently serves as Chief Operating Officer of CW Dalcan Management Services, Ltd., a real estate management company that owns and operates multiple commercial buildings in Texas and Louisiana. Mr. Tinsley has more than 30 years of senior management experience with high tech companies ranging in size from startup to Fortune 500 Corporations. Among his most prominent achievements is the development of the Automated Teller Machine now widely used around the world as an indispensable standard in the banking industry. Mr. Tinsley has also served as a consultant to small businesses in the areas of business and marketing plan development and capital funding. He has held positions as Vice President of Sales, Marketing and Technical Services of VMX Corporation, former President and Chief Executive Officer of Docutel/Olivetti Corporation, and various management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation, where he began his business career. He received both his B.S. and Master's Degrees from East Texas State University, now Texas A & M University, Commerce.

         Randy Rutledge, 54, has served as a Director since January 2001 and as a consultant to the company since January 2002 and Chief Financial Officer since May 2002. He was the founder and President of Skyhawk Transportation Services, a freight-forwarding firm since 1981 and until 2001. He became a CPA in 1978 and holds a B.B.A. from Southern Methodist University and a M.B.A. from the University of North Texas.

         Charles B. Brewer, 53, is the Company's nominee to serve as a Director for the term expiring in 2006. Mr. Brewer serves as President and Chairman of a non-profit corporation which operates a retirement and assisted living community in Dallas and is developing one in Houston. Mr. Brewer has served as a director of a number of publicly held companies and has been principally employed for the last 10 years in restructuring financially troubled companies on behalf of various creditor groups. Mr. Brewer holds BA and JD degrees from SMU.

         David C. Demas, 35,has served as a Director of the Company since June 2000. Mr. Demas is a Founding Partner and currently serves as a Managing Partner for First Midwest Insurance Group, Inc., a property and casualty, life and health insurance agency in the Chicago area. Mr. Demas has a B.S. in Finance from Indiana University.

         James E. Keller, 64, is the Company's nominee to serve as a Director for the term expiring in 2006. Mr. Keller is a Certified Public Accountant in private practice since 1968. Prior to opening his firm he worked in public accounting and industry in various capacities. He holds a BBA from Austin College.

         Ernest J. Laginess, 59, has served as a Director of the Company since May 2001. Mr. Laginess spent more than 35 years in various executive positions with DaimlerChrysler. He retired in August 2000 as Director of Body Engineering for DaimlerChrysler. He is a founding partner and presently a Director of S&L Holdings LTD, the parent company of Investscape, Inc., an on-line brokerage firm started in 1996 marketing to active investors by providing non-proprietary software trading platforms. Mr. Laginess holds a B.S. in Engineering from the University of Detroit and an M.B.A. from Michigan State University.

         Daniel Lee "Bo" Ritz, Jr., 42, was appointed to the Board to fill a vacancy upon leading an investment group to invest in the Company in October 2002. Mr. Ritz is the President of Institutional Capital Management, Inc.,
(ICM), founded in 1997 as an NASD member broker/dealer, specializing in the institutional bond and fixed-income securities. ICM also provides corporate finance support smaller public company issuers seeking to raise investment capital. Mr. Ritz is a graduate of Texas A&M University in 1984 in Petroleum Engineering. After a two-year stint with Texas Oil & Gas Corp., Mr. Ritz joined the investment firm Marcus, Stowell & Beye where he spent five years as a fixed-income salesman and trader. Prior to founding ICM, he also served as a fixed-income salesman for WestCap & Co. Mr. Ritz is a General Securities, Municipal and Financial & Operations Principal and is a Certified Financial Planner, (CFP). Mr. Ritz also serves on the advisory board of the Texas A & M Center for New Ventures and Entrepreneurial Studies.

         Stephen B. Watson, 56, is the Company's nominee to serve as a Director for the ensuing term. Mr. Watson is Managing Director of the Dallas office of Stanton Chase International. Prior to Stanton Chase, Mr. Watson was a senior partner at Heidrick & Struggles and the technology practice leader and Board member of Ray & Berndtson. Mr. Watson previously served as President and CEO, and Chairman, of Micronyx, a leading supplier of security products and spent 9 years at Tandem Computers as a regional director and at Burroughs Corporation for over 12 years, where he held various management positions. Mr. Watson received his Bachelor of Science degree in electrical engineering from the University of Wisconsin, and his MBA from Southern Methodist University. Mr. Watson currently serves on the Associate Board of the Cox School of Business at SMU, as a Board member of the Dallas Summer Musicals, as a member of the steering committee and as the chairman for the awards committee for the Tech Titans Awards. He also serves on the Board of Directors of the North Texas Alumni Association for the University of Wisconsin and the executive committee as vice president of the Dallas Sigma Chi Alumni Association. He is a member of the Editorial Board for Organizational Dynamics, and is a member of Beta Gamma Sigma.

         Richard K. Rainbolt, 40, has served as Director of Software Development of Rushtrade.com since September 1999. His personal experience in the technology field is both diverse and extensive. With a total of over 20 years experience with personal computers and hardware design, he has seen the personal computer revolution from its early development to present. In that time period he has designed several products, for both the consumer and commercial markets. Mr. Rainbolt's presence in product development has been "end-to-end", that is from the beginning concept stages through to product release and support. He has worked on a diverse range of products and technologies, ranging from new Internet technologies and Windows applications to Point-of-Sales terminals, consumer Satellite Receivers and Space Station science payload controllers. Mr. Rainbolt has also served as an engineering consultant to: NASA, Schlumberger, TEC, Ensoniq, Southwest Energy Controls, Union Pacific RR, Weathermatic Controls, Pande Resources and others.

         Bruce E. Zucker, 54, serves as President of RushTrade Securities, Inc. Mr. Zucker joined RushTrade in January 2003 with 30 years of experience in the securities industry. He previously served as President, Chief Executive Officer of MyDiscountBroker, once a nationally recognized and highly rated online brokerage firm, recently acquired by Ameritrade. Under his leadership, MyDiscountBroker opened more than 50,000 accounts with assets exceeding $500 million within five years of launch and was ranked as high as 4th by Kiplinger's and 7th by Gomez Advisors. He has been featured in articles in leading publications such as The Wall Street Journal, USA Today, Barron's, and Fortune, and has been interviewed by CNBC television. Prior to MyDiscountBroker, Mr. Zucker served as Branch Manager for Southwest Securities, Inc. Mr. Zucker holds a Bachelor of Arts degree in Political Science from The University of Texas at Austin in 1972.

         Geoffrey St. Leger, 35, joined the Company as Director of Operations in June 2002. Geoffrey has been in the securities brokerage industry for almost 8 years and has been working with self-directed orders since 1998. He joined Summit Trading in March of 1999, where he was the Options Principal and was responsible for Trading and Margins. Prior to Summit he was a Branch Manager with Momentum Securities and began his securities industry experience with Block Trading. He is a NASD registered principle and holds the following series: 7, 4, 24, 55 and 63. Mr. St. Leger has a Bachelor of Science in Finance from the University of Houston - Clear Lake.

         Shawn D. McConnell, 30, has served as the Director of Marketing since March of 2002. Mr. McConnell has over 5 years experience in the direct access online trading Industry. Prior to joining RushTrade, Mr. McConnell was a Vice President with Brookstone Trading, a direct access-trading firm in Westwood California. He currently holds a B.S. in Finance from the University of Massachusetts.

         Jonathan Handy, 38, joined the Company in September 2002 upon the acquisition of GRO Corporation. He began his brokerage career in 1996 at GRO where he worked his way up through the ranks to become a Trading Desk Supervisor, Principle and Risk Manager. In the fall of 2002 Mr. Handy assumed the responsibilities of Chief Compliance Officer, Risk Management and Trading Desk Director for RushTrade Securities, Inc. He is an NASD registered principle with the Series 7, 24, 63 and 55 designations.

         Danny Bordelon, 34, has served as Senior Software Engineer and Communications Specialist since March of 2000. Danny has over 14 years experience in the Communications Programming Industry. Prior to joining
RushTrade, he was a Consultant Developer with Sabre in Flight Information Display Systems. Danny has designed and/or developed communications systems for Texas Department of Criminal Justice, Texas Guarantee Student Loan, Lawyers Title and Insurance Corporation, Medstar Corporation, and BondComm Data Systems. He holds a Bachelor of Science degree in Computer Science from the McNeese State University.

         Hailiang Fu, Ph.D., 49, has served as served as Senior Software Engineer since June of 2001 Dr. Fu has over 10 years experience in the computer and software programming industry. Prior to joining RushTrade, he was a computer programmer/analyst with USDA-ARS at Purdue University and a Senior Software Consultant with IBM. He currently holds a B.S. in Applied Sciences from Nanjing Institute of Meteorology, Nanjing, China and M.S. in Forest Meteorology from West Virginia University, and a Ph.D. in Crop Sciences, specializing in computer simulations, from the University of Illinois.


Committees of Directors

         The Board of Directors has the following committees with members for the ensuing years following the election of Directors:

               Committee                    Members
               ---------                    -------

               Executive                    D. M. (Rusty) Moore, Jr. - Chairman
                                            Gayle C. Tinsley
                                            Randy Rutledge

               Audit                        James E. Keller  - Chairman
                                            Randy Rutledge
                                            Stephen B. Watson

               Compensation                 Stephen B. Watson - Chairman
                                            James E. Keller
                                            Charles Brewer


         The Executive Committee conducts the normal business operations of the Company except for certain matters reserved to the Board of Directors. The Audit Committee recommends an independent auditor for the Company, consults with such independent auditor and reviews the Company's financial statements. The Compensation Committee approves the Compensation of officers and key employees for the Company and the granting of stock options.


Compensation of Directors

         The Company does not provide additional compensation to Directors who are employed by RFGI, but pays each non-employee, independent director a fee of $500 for each Board meeting attended, and automatically grants to each non-employee director non-qualified stock options for 10,000 shares of common stock per year.

Executive Compensation

         The following table sets forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 2002, 2001, and 2000, and the number of options granted, to the Chief Executive Officer of the Company and each other executive officer of the Company whose total cash compensation for the fiscal year ended December 31, 2002 exceeded $100,000:

                                           Summary Compensation Table
          ------------------------------------------------------------------------------------
                                                                               Long-Term
                                                                             Compensation-
                                                              Sales      Securities Underlying
          Name and Principal Position   Year     Salary    Commissions    Options or Warrants
          ---------------------------   ----   ---------   -----------    -------------------
          D. M. (Rusty) Moore, Jr.      2002   $ 128,475   $     5,500                      -
                                        2001     175,000           426                100,000
                                        2000     175,000         3,713                 10,000


                                       OPTIONS/SAR GRANT TABLE
                           (OPTION/WARRANT/SAR GRANTS IN LAST FISCAL YEAR)


                            Number of
                           Securities   Percent of Total                  Market
                           Underlying    Option/Warrant                  Price on
                           Options or      Granted to      Exercise or    Date of
                            Warrants      Employees in      Base Price     Grant    Expiration
NAME                        Granted       Fiscal Year        ($/Sh)        ($/Sh)      Date
------------------------   ----------   ----------------   -----------   --------   ----------
D. M. (Rusty) Moore, Jr.            -                  -   $         -   $      -



 AGGREGATED OPTION/WARRANT/GRANT/SAR EXERCISES IN LAST FISCAL YEAR AND FY-ENDED
                         OPTION/WARRANT/GRANT/SAR VALUE
--------------------------------------------------------------------------------------------------------
                                                  Number of Securities          Value of Unexercised
                                                 Underlying Unexercised             In-The-Money
                                              Options/Warrants/Grants/SARs  Options/Warrants/Grants/SARs
                                                      at 2002 FYE #                 at 2002 FYE $
                                              ----------------------------  ----------------------------
                           Shares
                          Acquired   Value
                             on     Realized
Name                      Exercise     $        Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------  --------  --------    -------------------------     -------------------------
D. M. (Rusty) Moore, Jr.        -   $    -           130,062/16,993                     $-/$-


Employment Agreements

         The Company has entered into an employment agreement with D. M. (Rusty) Moore, Jr. for a three-year period that is renewed monthly. Such agreement is terminable only upon death, disability or for good cause, including resignation. Upon termination for any other reason, the executive is entitled to receive three year's severance pay.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 2003, for (1) each person known by the Company to own beneficially 5% or more of the Common Stock, (2) each director and executive officer of the Company and (3) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                              AS OF APRIL 15, 2003

                                                                Percentage
         Name                                  Note    Shares    of Class
         ------------------------------------  ----  ---------  ----------
         D. M. (Rusty) Moore, Jr.               (1)  1,076,141    10.9%
         Ernest Laginess                        (2)    356,334     3.6%
         David Demas                            (3)    198,167     2.0%
         Gayle C. Tinsley                       (4)    102,000     1.0%
         Richard Rainbolt                       (5)     76,000     0.8%
         Randy Rutledge                         (6)     38,500     0.4%
         Bruce Zucker                           (7)    300,000     3.0%
         Shawn McConnell                                10,000     0.1%
         Jonathan Handy                                 40,000     0.4%
         Geoffrey St. Leger                             10,000     0.1%
         Bo Ritz                                (8)  1,927,133    19.5%
         Robert P. Ross, Jr.                           476,005     4.8%
         Eyal Shachar                           (9)  2,342,565    23.7%
         All executive officers and directors
             as a group                        (10)  6,952,845    70.3%


             (1) Includes options to purchase 147,055 shares of Common Stock, 20,000 shares held as joint tenants with Mr. Moore's father, and 7,629 shares held of record by Mr. Moore's spouse.
             (2) Includes options to purchase 10,000 shares of Common Stock.
             (3) Includes options to purchase 20,000 shares of Common Stock, and 166,667 shares owned by a corporation controlled by Mr. Demas.
             (4) Includes options to purchase 82,000 shares of Common Stock.
             (5) Includes options to purchase 30,000 shares of Common Stock.
             (6) Includes options to purchase 20,000 shares of Common Stock.

             (7)  Includes  options to purchase 200,000 shares  of
                  Common Stock.
             (8) Includes 55,300 shares owned by a corporation controlled by Mr. Ritz, 1,500 shares of 2002A Convertible Preferred convertible into a maximum of 60,000 shares of Common Stock, 1000 shares of 2002A Convertible Preferred owned by a corporation controlled by Mr. Ritz convertible into a maximum of 40,000 shares of Common Stock, warrants to purchase 500,000 shares of common stock granted to a corporation controlled by Mr. Ritz and $185,000 of Convertible Bonds owned by a corporation controlled by Mr. Ritz convertible into a maximum of 1,233,333 shares of Common Stock.
             (9) Includes warrants to purchase 880,000 shares of Common Stock, Options to purchase 200,000 shares of common stock, 1,262,565 shares owned by a corporation controlled by Mr. Shachar, and a maximum of 590,474 shares from Convertible Debentures.
             (10) Includes   options,   warrants  and  convertible
                  instruments to purchase 7,435,140 shares of common stock.

Certain Relationships and Related Transactions

         The Company believes that all of the transactions set forth below were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under U.S. securities laws, directors, certain executive officers, and persons holding more than 10% of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and the Company must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, the Company believes all persons subject to reporting filed the required reports on time in 2002 with the exception of Eyal Shachar who was late in filing Form 3.

                                   PROPOSAL 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed KBA Group LLP to serve as the Company's independent auditors for the year ending December 31, 2002. The shareholders are being asked to ratify the Board's appointment. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock outstanding as of the Record Date, and that voted for or against or expressly abstained, is necessary to ratify such appointment.

         The Board of Directors recommends a vote FOR ratification of the appointment of KGA Group as the Company's independent auditors for the fiscal year ending December 31, 2002.

                                   PROPOSAL 3
            TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 50,000,000

         The Board of Directors has approved a resolution to amend the Company's Articles of Incorporation to increase the number of Authorized shares to 50,000,000. Our Certificate of Incorporation currently authorizes 10,000,000 shares of common stock and the current number of common shares outstanding is 9,960,396 shares. Currently, there are not enough shares to meet the Company's obligation to its Convertible Bond, convertible debenture, convertible Preferred Stock and Option holders and should the Proposal to Increase the Number of Shares Authorized not be approved the Company would be in default under these obligations. Currently, there are no material agreements in effect or pending that would require the issuance of additional shares other than those previously disclosed. No change is being proposed to the authorized preferred stock. Our Board believes that the increase in authorized shares is necessary to enable the Company to reserve a sufficient number of shares to meet all known requirements and provide flexibility in the future for general corporate purposes such as stock dividends or splits, acquisitions, equity and convertible security financings, and issuances under stock option, warrant or other employee incentive plans.

         The proposed amendment would increase the number of shares of common stock that the Company is authorized to issue from 10,000,000 to 50,000,000. The additional 40,000,000 shares would be part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The common stock does not and will not have any preemptive rights to purchase newly issued shares. Unless deemed advisable by the Board of Directors, no further stockholder authorization would be sought for the issuance of additional shares of common stock. Other than what has been previously disclosed, the Board of Directors has no material or immediate plans, intentions or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company. If the amendment is approved, Article Two, Section B of Rushmore Financial Group, Inc.'s Amended and Restated Certificate of Incorporation would be amended and restated to read as follows: "The Corporation is authorized to increase the number of shares of authorized Common stock from 10,000,000 to 50,000,000." If the amendment is approved by the stockholders, we expect to file with the Texas Secretary of State, promptly after the annual meeting, a Certificate of Amendment of Certificate of Incorporation. The shareholders are being asked to approve such amendment. The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of Common Stock outstanding as of the Record Date, and that voted for or against or expressly abstained, is necessary to approve such amendment.

         The Board of Directors recommends a vote FOR approval of the Amendment to the Company's Articles of Incorporation to increase the number of authorized shares to 50,000,000

                                   PROPOSAL 4
       CHANGE THE NAME OF THE COMPANY TO RUSH FINANCIAL TECHNOLOGIES, INC.

         The Board of Directors has approved a resolution to amend the Company's Articles of Incorporation to change the Name of the Company to Rush Financial Technologies, Inc. As part of the Company's repositioning as a financial technology development and direct access online brokerage firm, the Company also over the past two years has divested its insurance, money management and traditional retail brokerage business to narrow its focus on RushTrade. The Board of Directors believes that a name change to Rush Financial Technologies, Inc. is more appropriately descriptive of the Company and allows for differentiation between its subsidiaries.

         If the amendment is approved, Article Two, Section A of Rushmore Financial Group, Inc.'s Amended and Restated Certificate of Incorporation would be amended and restated to read as follows: "The Name of the Corporation is amended to "Rush Financial Technologies, Inc." If the amendment is approved by the stockholders, we expect to file with the Texas Secretary of State, promptly after the annual meeting, a Certificate of Amendment of Certificate of Incorporation. The shareholders are being asked to approve such amendment. The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of Common Stock outstanding as of the Record Date, and that voted for or against or expressly abstained, is necessary to approve such amendment.

         The Board of Directors recommends a vote FOR ratification of the ratification of the resolution to change the name of the company to Rush Financial Technologies, Inc.

                                   PROPOSAL 5
           RATIFICATION OF 2000 AND 2002 INCENTIVE STOCK OPTION PLANS

         The Board of Directors in 2000 and again in 2002 authorized Incentive Stock Option Plans. Our Board determined that it is in the best interests the Company and the best interests of our stockholders to adopt the 2000 Incentive Stock Option Plan and the 2002 Incentive Stock Option Plan in order to attract and retain certain key employees. On June 14, 2000, our Board of Directors adopted the 2000 Stock Option Plan and reserved 500,000 shares of the Company's Common Stock for issuance thereunder subject to stockholder approval. On July 18, 2002, our Board of Directors adopted the 2002 Stock Option Plan and reserved 750,000 shares of the Company's Common Stock for issuance thereunder subject to stockholder approval.

The Company will not be able to issue such shares upon the exercise of the options granted under either of the Stock Option Plans if Proposal 3 or Proposal 5 is not approved. The shareholders are being asked to approve such Stock Option Plans, copies of which are attached. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock outstanding as of the Record Date, and that voted for or against or expressly abstained, is necessary to approve such plans.

         The Board of Directors recommends a vote FOR ratification of the2000 and 2002 Incentive Stock Option Plans.


                          SHAREHOLDER PROPOSALS FOR THE
                       2004 ANNUAL MEETING OF SHAREHOLDERS


         The Company must receive proposals of shareholders at its principal executive office at One Galleria Tower, 13355 Noel Road, Suite 300, Dallas, Texas 75240, by January 1, 2004, for the inclusion in the Company's proxy statement and form of proxy relating to the 2004 Annual Meeting of shareholders.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


         GRANT THORNTON, L.L.P. served as the Company's principal independent public accountants for 2000 and 2001. KBA Group LLP has been appointed by the Company to serve in 2002 and 2003, subject to ratification by the shareholders at the annual meeting.


                                  OTHER MATTERS


         The Company will pay the cost of solicitation of proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.

                                      By Order of the Executive Committee




                                      D. M. (Rusty) Moore, Jr.
                                      President and Chief Executive Officer

November 17, 2003










15